Exhibit 1.1

Omnicom Finance Holdings plc

0.800% Senior Notes due 2027
1.400% Senior Notes due 2031

Underwriting Agreement

June 24, 2019

To the Representatives named in Schedule I
hereto of the several Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

Omnicom Finance Holdings plc, a public limited company organized under the laws of England and Wales (the “Issuer”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its 0.800% Senior Notes due 2027 (the “2027 Notes”) and its 1.400% Senior Notes due 2031 (the “2031 Notes,” and, together with the 2027 Notes, the “Notes”) identified in Schedule II hereto, to be issued under an indenture dated as of the Closing Date (as defined herein) (the “Base Indenture”), among the Issuer, Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), Omnicom Group Inc., a corporation organized under the laws of New York (“OGI”), as guarantor, and Omnicom Capital Inc., a corporation organized under the laws of Connecticut, as guarantor (“OCI,” and, together with OGI, the “Guarantors”; and the Issuer together with the Guarantors, the “Companies,” and each, a “Company”), as supplemented by the First Supplemental Indenture to be dated as of the Closing Date, among the Issuer, the Guarantors and the Trustee (the “Supplemental Indenture”). The Supplemental Indenture together with the Base Indenture are herein collectively referred to as the “Indenture.” Subject to the terms and conditions of the Indenture, the payment of principal of, premium, if any, and interest on each series of the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally by the Guarantors. The Notes and the Guarantees are herein collectively referred to as the “Securities.”

To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 28 hereof.

1.                  Representations and Warranties. The Issuer and the Guarantors, where applicable, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1 (save that the representation, warranty and undertaking given in clause (gg) below shall not be made in so far as it would result in a violation of, or conflict with, Council Regulation (EC) 2271/96 or, with respect to Deutsche Bank AG, London Branch and UniCredit Bank AG only, Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung)).

(a)               The Companies meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by any Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against any of the Companies or related to the offering has been initiated or threatened by the Commission. The Companies may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Companies will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain, in all material respects, all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as OGI has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)               On each Effective Date, the Registration Statement did, at the time of filing of each Preliminary Prospectus such Preliminary Prospectus did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; at the time of filing of each Preliminary Prospectus, such Preliminary Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Companies makes any representations or warranties as to (i) those parts of the Registration Statement which shall constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to OGI by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.

(c)               The documents incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package, when they were filed with the Commission, conformed in all material respects with the applicable provisions of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)               (i) The Disclosure Package and (ii) each electronic roadshow identified on Schedule V hereto, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Companies by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e)               (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time any Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), each Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Companies agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)                (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), each of the Companies was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that any such Company be considered an Ineligible Issuer.

(g)               Each Issuer Free Writing Prospectus, including the final term sheet prepared and filed pursuant to Section 5(b) hereof, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Companies by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h)               KPMG LLP, whose report accompanies the audited financial statements and supporting schedule included in or incorporated by reference into the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to OGI and its consolidated subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (the “PCAOB”).

(i)                 The financial statements, together with the related schedules and notes, included in or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, the financial position of OGI and its consolidated subsidiaries at the dates indicated and consolidated balance sheets and statements of income, equity and comprehensive income and cash flows of OGI and its consolidated subsidiaries for the periods specified and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in or incorporated by reference into the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, in accordance with U.S. GAAP the information required to be stated therein. The selected financial data included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the financial statements incorporated by reference into the Preliminary Prospectus, the Final Prospectus and the Registration Statement.

(j)                 Each of the Companies has been duly incorporated or organized and is validly existing as a corporation or public limited company, as applicable, in good standing (or the foreign equivalent, if any) under the laws of the jurisdiction of its incorporation or organization, as applicable, and has the requisite corporate or public limited company power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; and none of them are required to qualify as a foreign corporation to transact business in any other jurisdiction, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of OGI and its Subsidiaries (as defined below), taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(k)               The authorized, issued and outstanding capital stock of OGI is as set forth in the Disclosure Package and the Final Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent repurchases by OGI, issuances pursuant to reservations, agreements, incentive stock option plans referred to in the Disclosure Package or Final Prospectus or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package or Final Prospectus). The shares of issued and outstanding capital stock of OGI have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of OGI was issued in violation of the preemptive or other similar rights of any securityholder of OGI.

(l)                 OGI is a holding company that conducts its business through over 1,000 separate subsidiary entities (each, a “Subsidiary,” and together, the “Subsidiaries”). There is no matter arising out of the organization, existence, capitalization, compliance with laws or contractual or other construction of any agreement of or relating to any such Subsidiary or all of such Subsidiaries in the aggregate that would reasonably be expected to have a Material Adverse Effect.

(m)             Except for such of the following as would not have a Material Adverse Effect, there are no consensual encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Subsidiary’s capital stock or to pay any indebtedness owed to OGI or any of its other Subsidiaries, (ii) to make any loans or advances to, or investments in, OGI or any of its other Subsidiaries, or (iii) to transfer any of its property or assets to OGI or any of its other Subsidiaries.

(n)               This Agreement has been duly authorized, executed and delivered by the Companies.

(o)               The Base Indenture has been duly authorized by the Companies and, when executed and delivered by the Companies and the Trustee, will constitute a valid and binding agreement of the Companies, enforceable against the Companies in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Supplemental Indenture has been duly authorized by the Companies and, when executed and delivered by the Companies and the Trustee, will constitute a valid and binding agreement of the Companies, enforceable against the Companies in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(p)               The Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Issuer and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (including, without limitation, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the enforceability of equitable remedies, whether such principles are considered in a proceeding at law or in equity), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(q)               The Guarantees have been duly authorized and, at the Closing Date, will have been duly executed by the Guarantors and, when the Notes have been authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (including, without limitation, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the enforceability of equitable remedies, whether such principles are considered in a proceeding at law or in equity), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(r)                The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Final Prospectus.

(s)                No Company is in violation of its charter, by-laws or other organizational documents; and no Subsidiary of OGI is in violation of its charter, by-laws or other organizational documents except for such violations that would not result in a Material Adverse Effect. Neither OGI nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which OGI or any of its Subsidiaries is a party or by which it may be bound or to which any of the property or assets of OGI or any of its Subsidiaries may be subject (collectively, “Agreements and Instruments”), except for such defaults or violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Companies in connection with the transactions contemplated hereby or thereby or in the Disclosure Package and the Final Prospectus and the consummation of the transactions contemplated herein and in the Disclosure Package and the Final Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Companies with their respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OGI or any of its Subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events, liens, charges or encumbrances that, individually or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of (x) the provisions of the charter, by-laws or other organizational documents of the Companies; (y) the charter, by-laws or other organizational documents of the Subsidiaries of OGI or (z) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over OGI or any of its Subsidiaries or any of their assets, properties or operations except (in the case of (y) and (z) only) as would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by OGI or any of its Subsidiaries.

(t)                 No labor dispute with the employees of OGI or any of its Subsidiaries exists or, to the knowledge of OGI, is imminent, and OGI is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries’ principal suppliers, customers or contractors, which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

(u)               Except as disclosed in the Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of OGI, threatened against or affecting OGI or any of its Subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of OGI or any of its Subsidiaries, taken as a whole, or the consummation of the transactions contemplated by this Agreement or the performance by OGI of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which OGI or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Final Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(v)               OGI and its Subsidiaries own or possess, or can acquire on reasonable terms adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to continue to carry on the business now operated by them in all material respects, and neither OGI nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of OGI or any of its Subsidiaries therein except for such of the foregoing as would not result in a Material Adverse Effect.

(w)             No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Companies of their respective obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of this Agreement, the Base Indenture and the Supplemental Indenture by the Companies, except (i) such as have been already obtained or (ii) such as may be required by the securities or blue sky laws of the various states in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

(x)               OGI and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to continue to conduct the business now operated by them in all material aspects; OGI and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to have such Governmental Licenses or to so comply would not, either individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither OGI nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(y)               OGI and each of its Subsidiaries have good and marketable title to all real property owned by OGI and such Subsidiary and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Final Prospectus or (b) would not, individually or in the aggregate, have a Material Adverse Effect, and all of the leases and subleases material to the business of OGI and its Subsidiaries, considered as one enterprise, and under which OGI or any of its Subsidiaries holds properties described in the Disclosure Package and the Final Prospectus, are in full force and effect, and neither OGI nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of OGI or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of OGI or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except for such of the foregoing as would not have a Material Adverse Effect.

(z)               OGI maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)            OGI and its Subsidiaries, taken as a whole, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by OGI in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to OGI’s management as appropriate to allow timely decisions regarding required disclosure. OGI and its Subsidiaries, taken as a whole, have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)           Except as described in the Disclosure Package and the Final Prospectus and except such matters as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither OGI nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) OGI and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending, or to the knowledge of OGI, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against OGI or any of its Subsidiaries and (D) to the knowledge of OGI, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting OGI or any of its Subsidiaries relating to Hazardous Materials or Environmental Laws.

(cc)            The Companies are not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd)           OCI is a wholly owned subsidiary of OGI with no independent operations, and the Issuer is a wholly owned subsidiary of OGI.

(ee)            Neither OGI nor any of its Subsidiaries, directors or officers nor, to the knowledge of OGI, any director or officer of any of its Subsidiaries nor any agent, employee, affiliate or other person associated with or acting on behalf of OGI or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity in contravention of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or the Bribery Act 2010 of the United Kingdom, as amended (the “UKBA”); (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office in contravention of the FCPA or the UKBA; (iii) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the UKBA or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”) or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. OGI has implemented and maintained in effect policies and procedures reasonably designed to promote compliance by OGI and its Subsidiaries and their respective directors, officers, agents, employees and affiliates with all applicable anti-bribery and anti-corruption laws.

(ff)              The operations of OGI and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where OGI or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving OGI or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of OGI, threatened.

(gg)           Neither OGI nor any of its Subsidiaries, directors or officers nor, to the knowledge of OGI, any director or officer of any of its Subsidiaries nor any agent, employee, affiliate or other person associated with or acting on behalf of OGI or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is OGI, any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, on the date hereof, Crimea, Cuba, Iran, North Korea, South Sudan and Syria (each, a “Sanctioned Country”); and OGI will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person or entity in violation of the Anti-Corruption Laws or any additional anti-bribery or anti-corruption laws and regulations of any jurisdiction applicable to OGI and its Subsidiaries, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person (or, to the knowledge of any officer, director or employee of OGI who is engaged in or has approved a transaction with such person, any person in which a Sanctioned Person owns, directly or indirectly, a 50 percent or greater interest) or in any Sanctioned Country, or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any comprehensive territorial Sanctions.

“Sanctioned Person” means, at any time, (a) any person or entity listed in any Sanctions-related list of designated persons maintained by OFAC, the U.S. Department of State or HMT, or (b) any person or entity located, organized or resident in a Sanctioned Country.

(hh)           No holders of securities of OGI have rights to the registration of such securities under the Registration Statement.

(ii)              There is and has been no failure on the part of OGI or any of OGI’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(jj)              Since the date of the most recent financial statements of OGI included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of OGI and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(kk)           There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in the United Kingdom, the United States of America, Belgium, Luxembourg or any political subdivision or taxing authority thereof in connection with (1) the creation, issue or delivery by the Issuer of the Notes, (2) the creation, issue or delivery by the Guarantors of the Guarantees, (3) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement, (4) the sale, transfer and delivery by the Underwriters of the Securities in the manner contemplated by this Agreement, or (5) the execution and delivery of this Agreement or the Indenture and the consummation of the transactions contemplated hereby and thereby.

(ll)              All payments to be made by any of the Companies or its subsidiaries under this Agreement and all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Securities may, under the current laws and regulations of the United Kingdom, the United States of America, any other jurisdiction in which any of the Companies, as the case may be, is organized or is otherwise resident for tax purposes, any jurisdiction from or through which a payment is made, and any political subdivision, authority or agency therein or thereof having power to tax (each, a

“Taxing Jurisdiction”) be paid without withholding or deduction for taxes (in relation to the withholding or deduction for United Kingdom taxes from payments of interest under the Securities, provided that the Securities are and remain listed and admitted to trading on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007) and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.

(mm)      The Issuer has the power to submit, and pursuant to Section 16(b) hereof has submitted, to the extent permitted by law, to the jurisdiction of any U.S. Federal or New York State court located in the Borough of Manhattan in the City of New York, County and State of New York with respect to this Agreement; and the Issuer has the power to designate, and pursuant to Section 16(b) hereof, has designated, appointed and empowered OGI as agent for service of process in any suit, action or proceedings based on or arising under this Agreement in any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, County and State of New York, as provided herein, and OGI has, pursuant to Section 16(b) hereof, accepted such appointment with respect to this Agreement.

(nn)           The Issuer is not entitled to claim for itself or any of its assets or revenues any immunity or exemption from suit, execution, attachment or other legal process in the jurisdiction in which it has been organized or in any jurisdiction in which any of its property or assets are held and, to the extent that the Issuer or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, each Company has, pursuant to this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

Any certificate signed by any officer of any of the Companies and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Companies, as to matters covered thereby, to each Underwriter.

2.                  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in Schedule I hereto the principal amount of each series of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.                  Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Each series of the Securities will be delivered by the Issuer in the form of one or more global notes (the “Global Notes”), duly executed and registered in the name of BT Globenet Nominees Limited, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Companies. Delivery of the applicable Global Notes shall be made through the facilities of a common depositary or its nominee (the “Common Depositary”) on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) unless the Representatives shall otherwise instruct. It is understood that the Common Depositary has been authorized by the Representatives, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities.

4.                  Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.                  Agreements. Each of the Companies agrees with the several Underwriters that:

(a)               Prior to the termination of the offering of the Securities, none of the Companies will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless OGI has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Companies will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. OGI will promptly advise the Representatives: (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by any of the Companies of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each of the Companies will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)               To prepare a final term sheet, containing solely a description of final terms the Securities, in the form attached as Schedule IV hereto, and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)               If, at any time prior to the filing of a final prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, OGI will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)               If, at any time when the Final Prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, OGI promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)               As soon as practicable, OGI will make generally available to its security holders and to the Representatives, an earnings statement or statements (which need not be audited) of OGI and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)                The Companies will furnish to each of the Representatives and counsel for the Underwriters, without charge, one signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g)               The Companies will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority in connection with its review of the offering; provided that in no event shall any of the Companies be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that (i) would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or (ii) would subject it to payment of taxes, in any jurisdiction where it is not now so subject.

(h)               The Companies agree that, unless they have obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Companies that, unless it has obtained or will obtain, as the case may be, the prior written consent of OGI, each of them has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Companies with the Commission or retained by the Companies under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III and Schedule V hereto. Any such free writing prospectus consented to by the Representatives or OGI is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Companies agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)                 The Companies will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Companies or any affiliate of the Companies or any person in privity with the Companies or any affiliate of the Companies), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Companies (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j)                 The Companies will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Companies to facilitate the sale or resale of the Securities. The Companies have not issued nor will issue, without the prior consent of the Underwriters, any stabilization announcement referring to the proposed issue of Securities. Each of the Companies authorizes the Underwriters to make such public disclosure of information relating to stabilization of the Securities as is required by applicable law, regulation and guidance.

(k)               Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Companies will pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Disclosure Package and the Final Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement, the Indenture and the Securities; (iv) the fees and expenses of the Companies’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, any paying agent, any transfer agent and any registrar (including related fees and expenses of any counsel to such parties) and all fees and expenses (including fees and expenses of counsel) in connection with clearance and settlement of the Securities by “book-entry” transfer with the Common Depositary for Euroclear and Clearstream, Luxembourg; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (ix) the fees and expenses incurred in connection with the listing of the Securities on The New York Stock Exchange (the “NYSE”); (x) any stamp or other duties or taxes (including any interest and penalties) on or in connection with the issue and delivery of the Securities, the purchase by the Underwriters of the Securities, the sale and delivery of the Securities by the Underwriters to the initial purchasers thereof and the execution and delivery of this Agreement, the Indenture and the Guarantees and any value added tax payable in connection with the commissions or other amounts payable or allowed under this Agreement and otherwise in connection with the transactions envisaged by this Agreement; and (xi) all expenses incurred by the Companies in connection with any “road show” presentation to potential investors.

(l)                 The Companies shall use commercially reasonable efforts to have the Securities listed and admitted to trading on the NYSE or another “recognised stock exchange” (as defined in Section 1005 of the United Kingdom Income Tax Act 2007) upon issuance of the Securities or as promptly as practicable thereafter.

(m)             The Companies shall cooperate with the Representatives and use their commercially reasonable efforts in arranging for the Securities to be eligible for clearance and settlement through Clearstream, Luxembourg and Euroclear.

(n)               The Companies agree with each of the Underwriters that all payments under this Agreement shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”), unless any of the Companies is required by law to so withhold or deduct any amount for or on account of any Taxes from any payment made hereunder. In that event, any such Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amount that would have been received if no withholding or deduction has been made, except to the extent that such Taxes (a) were imposed due to any present or former connection of an Underwriter with the Taxing Jurisdiction other than (i) a jurisdiction where the persons entitled to payment are incorporated or (ii) any connection arising solely from the entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges.

(o)               All amounts payable by the Companies under this Agreement shall be exclusive of value added tax and any similar Tax (“VAT”). If VAT is chargeable on any supply under this Agreement (for which an Underwriter or its affiliate is liable to account to a Tax authority), the Companies will pay to the relevant Underwriter an amount equal to such VAT (against delivery of an appropriate VAT invoice). Where any Company is required under this Agreement to reimburse or indemnify any Underwriter for or against any cost or expense, the amount of such cost or expense shall include all amounts representing VAT on such cost or expense save to the extent that the relevant Underwriter determines (in its sole discretion exercised in good faith) the relevant VAT is recoverable.

6.                  Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Companies contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Companies made in any certificates pursuant to the provisions hereof, to the performance by the Companies of their obligations hereunder and to the following additional conditions:

(a)               The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Companies pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the Companies’ knowledge, threatened.

(b)               The Companies shall have requested and caused Jones Day, counsel for the Companies, to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, in substantially the forms attached as Exhibit A and Exhibit D hereto.

(c)               The Companies shall have requested and caused Michael O’Brien, general counsel for OGI, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in substantially the form attached as Exhibit B hereto.

(d)               OGI shall have requested and caused Gilbride, Tusa, Last & Spellane LLC, special local counsel for OCI, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in substantially the form attached as Exhibit C hereto.

(e)               The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Companies shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                The Companies shall have furnished to the Representatives a certificate of the Companies, signed by an Executive Vice President, or, in the case of the Issuer and OCI only, a director, and the principal financial or accounting officer of each of the Companies, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto, as well as each electronic roadshow used to offer the Securities identified on Schedule V and this Agreement and that:

(i)                 the representations and warranties of the Companies in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Companies have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii)              no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to any of the Companies’ knowledge, threatened; and

(iii)            since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of OGI and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g)               OGI shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h)               Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of OGI and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i)                 Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Companies’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                 On or before the Closing Date, the Securities shall be eligible for clearance and settlement through Euroclear and Clearstream, Luxembourg.

(k)               On or before the Closing Date, an application for listing of the Securities on the NYSE shall have been submitted to the NYSE.

(l)                 Prior to the Closing Date, the Companies shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and, subject to Section 11 hereof, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to OGI in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022 or 9 Appold Street, London EC2A 2AP, United Kingdom, on the Closing Date.

7.                  Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Companies to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Companies will, jointly and severally, reimburse the Underwriters severally through Barclays Bank PLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                  Indemnification and Contribution. (a) The Companies agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Companies will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Companies by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Companies may otherwise have.

(b)       Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Companies, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Companies within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Companies to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Companies by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Companies acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) in the first paragraph, the list of Underwriters and their respective participation in the sale of the Securities, and (ii) the fifth paragraph related to stabilization in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus.

(c)       Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault.

(d)       In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Companies and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Companies and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Companies and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Companies on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Companies shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them collectively, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Companies on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Companies and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Companies within the meaning of either the Act or the Exchange Act, each officer of the Companies who shall have signed the Registration Statement and each director of the Companies shall have the same rights to contribution as the Companies, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                  Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Companies. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Companies and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.              Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Companies prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in OGI’s common stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by U.S. Federal, New York State, Delaware State, United Kingdom or European Union authorities, (iii) there shall have occurred a material disruption in securities settlement or clearance services in the United States or with respect to the Euroclear or Clearstream, Luxembourg systems in Europe or (iv) there shall have occurred any outbreak or escalation of hostilities nationally or internationally involving the United States, the United Kingdom or the European Union, declaration by the United States, the United Kingdom or the European Union of a national emergency or war, or other calamity or crisis the effect of which on the United States or international financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.              Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Companies or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Companies or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(k), 7, 8 and 16 hereof shall survive the termination or cancellation of this Agreement.

12.              Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, Attention: Debt Syndicate (tel: +44 (0)20 7773 9098, fax: +44 (0)20 7516 7548); BNP Paribas, 10 Harewood Avenue, London, NW1 6AA, United Kingdom, Attention: Fixed Income Syndicate (fax: +44 (0)20 7595 2555); Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, Attention: Syndicate Desk (tel: +44 (0)20 7545 4361, fax: +44 (0)20 7545 4455); J.P. Morgan Securities plc at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group (fax: +44 (0)20 3493 0682), or, if sent to the Companies, will be mailed, delivered or telefaxed to 437 Madison Avenue, New York, New York 10022 (fax:  +1 212-415-3470), attention of the Legal Department, and confirmed to it at Jones Day, 250 Vesey Street, New York, New York 10281 (fax: +1 212-755-7306), Attention: Rory T. Hood.

13.              Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.              No Fiduciary Duty. The Companies hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Companies, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Companies and (c) the Companies’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Companies agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Companies on related or other matters). The Companies agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Companies, in connection with such transaction or the process leading thereto.

15.              Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Companies and the Underwriters, or any of them, with respect to the subject matter hereof.

16.              Applicable Law. (a) This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

(b)       By the execution and delivery of this Agreement, (i) the Issuer hereby irrevocably designates and appoints OGI (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding based on or arising out of this Agreement or the Securities, that may be instituted in any U.S. federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, or brought under U.S. federal or state securities laws, (ii) OGI hereby accepts the appointment as Agent for Service made by the Issuer in clause (i) above, (iii) the Issuer submits to the jurisdiction of any such court in any such suit or proceeding, and (iv) the Issuer agrees that service of process upon the Agent for Service shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Securities shall be outstanding.

17.              Waiver of Jury Trial. The Companies hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.              Agreement Among Underwriters. The execution of this Agreement by each Underwriter constitutes the acceptance of each Underwriter of the ICMA Agreement Among Managers Version 1/New York Schedule (the “AAM”), subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Managers” shall be deemed to refer to each of the Representatives, references to “Settlement Lead Manager” shall be deemed to refer to Barclays Bank PLC and references to “Subscription Agreement” shall be deemed to refer to this Agreement. As applicable to the Underwriters, Clause 3 of the AAM shall be deemed to be deleted in its entirety and replaced with Section 9 of this Agreement.

Each Underwriter agrees severally to pay the portion of the aggregate expenses of the Underwriters represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Markets Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined in this Section 18) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the

Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

Where there are any inconsistencies between this Agreement and the AAM, the terms of this Agreement shall prevail. For the avoidance of doubt, this Section 18 purely governs the relationship among the Underwriters and does not affect the relationship in this Agreement between the Companies on one hand and any of the Underwriters on the other hand.

19.              Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.              Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than the Agreement Currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase the Agreement Currency with such other currency in New York City on the business day preceding that on which final judgment is given. The obligations of the Companies in respect of any sum due from them to the Underwriters shall, notwithstanding any judgment in any currency other than the Agreement Currency, not be discharged until the first Business Day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase the Agreement Currency with such other currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Underwriters hereunder, each Company agrees (on joint and several basis), as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriters against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Underwriters hereunder, each of the Underwriters severally and not jointly agrees to pay to the Companies (but without duplication) an amount equal to the excess of the amount of the Agreement Currency so purchased over the sum originally due to any such Underwriter hereunder.

21.              Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Companies and the Underwriters, each Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter to the Companies under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such Underwriter or another person, and the issue to or conferral on the Companies of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

The terms which follow, when used in this Section 21, shall have the meanings indicated.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any Underwriter.

22.              MiFID Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(i) each of the Representatives (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus or any such amendment or supplement, in connection with the Securities; and

(ii) each of the Underwriters and the Companies notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus or any such amendment or supplement, in connection with the Securities.

23.              Stabilization. In connection with the issue of the Securities, Barclays Bank PLC (in this capacity, the “Stabilizing Manager”) (or any person acting on its behalf), may over-allot Securities or effect transactions with a view to supporting the market price of the Securities during the stabilization period at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilizing action. Nothing contained in this Section 23 shall be construed so as to require the Issuer to issue in excess of the aggregate principal amount of Securities specified in Schedule II hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

24.              Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), certain of the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Companies, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

25.              Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)       As used in this Section 25:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)       a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)       a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

26.              Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

27.              Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

28.              Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Agreement Currency” shall mean Euros or such other lawful currency of the participating Member States in the Third Stage of European Economic and Monetary Union of the Treaty on the Functioning of the European Union that at the time of payment is legal tender for payment of public and private debts.

“Base Prospectus” shall mean the base prospectus dated May 21, 2019 referred to in Section 1(a) above contained in the Registration Statement to be used in connection with the offer and sale of the Securities.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, United States or London, United Kingdom.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto (including the final term sheet, identified in Schedule III hereto) and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and which are identified in Schedule III hereto.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 11:30 a.m. New York City time on June 24, 2019.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 used in connection with the offering of the Securities.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 used in connection with the offering of the Securities.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, 430B and 430C, as amended on each Effective Date and at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B,” “Rule 430C” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Companies and the several Underwriters.

Very truly yours,
Omnicom Finance Holdings plc
By: ____/s/Stephen Medhurst____
Name:	Stephen Medhurst
Title:	Director
Omnicom Group Inc.
By: ___/s/Philip J. Angelastro____
Name:	Philip J. Angelastro
Title:	Executive Vice President and
Chief Financial Officer
Omnicom Capital Inc.
By: ___/s/Eric Huttner_________
Name:	Eric Huttner
Title:	Executive Vice
President and Director

[Omnicom Underwriting Agreement Signature Page]

The foregoing Agreement is hereby confirmed and accepted
as of the date specified in Schedule I hereto.

By: Barclays Bank PLC
By:	/s/E. Pete Contrucci III
Name: E. Pete Contrucci III
Title: Managing Director
By: BNP Paribas

By:	/s/Anne Besson-Imbert
Name: Anne Besson-Imbert
Title: Authorized Signatory

By:	/s/Ama Ocansey
Name: Ama Ocansey
Title: Authorised Signatory
By: Deutsche Bank AG, London Branch

By:	/s/Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

By:	/s/John C. McCabe
Name: John C. McCabe
Title: Managing Director Deutsche Bank Securities Inc.
By: J.P. Morgan Securities plc

By:	/s/Marc Lewell
Name: Marc Lewell
Title: Managing Director

[Omnicom Underwriting Agreement Signature Page]

By: Citigroup Global Markets Limited

By:	/s/Simi Alabi
Name: Simi Alabi
Title: Delegated Signatory

[Omnicom Underwriting Agreement Signature Page]

By: Wells Fargo Securities International Limited

By:	/s/Alicia Reyes
Name: Alicia Reyes
Title: CEO, WFSIL

[Omnicom Underwriting Agreement Signature Page]

By: Banca IMI S.p.A.

By:	/s/Pantaleo Cucinotta
Name: Pantaleo Cucinotta
Title: Global Head of DCM

[Omnicom Underwriting Agreement Signature Page]

By: Banco Bilbao Vizcaya Argentina, S.A.

By:	/s/U. Pasarontes
Name: U. Pasarontes
Title: Executive Director

[Omnicom Underwriting Agreement Signature Page]

By: Danske Bank A/S

By:	/s/Kasper Resen Steenstrup
Name: Kasper Resen Steenstrup
Title: Senior Legal Counsel

By:	/s/Jens Fredrik Nielsen
Name: Jens Fredrik Nielsen
Title: Senior Vice President

[Omnicom Underwriting Agreement Signature Page]

By: HSBC Bank plc

By:	/s/Karl Allen
Name: Karl Allen
Title: Director, Transaction Management Group
EMEA Debt Capital Markets

[Omnicom Underwriting Agreement Signature Page]

By: ING Bank N.V., Belgian Branch

By:	/s/Patrick Wuytens
Name: Patrick Wuytens
Title: Managing Director
Head High Grade Syndicate

By:	/s/Kris Devos
Name: Kris Devos
Title: Managing Director

[Omnicom Underwriting Agreement Signature Page]

By: Lloyds Securities Inc.

By:	/s/Wesley Fallan
Name: Wesley Fallan
Title: Managing Director

[Omnicom Underwriting Agreement Signature Page]

By: Merrill Lynch International

By:	/s/Angus Reynolds
Name: Angus Reynolds
Title: Managing Director

[Omnicom Underwriting Agreement Signature Page]

By: Mizuho International plc

By:	/s/Mark Wheatcroft
Name: Mark Wheatcroft
Title: Senior Managing Director

[Omnicom Underwriting Agreement Signature Page]

By: MUFG Securities EMEA plc

By:	/s/Leonie Brown
Name: Leonie Brown
Title: Director, Legal

[Omnicom Underwriting Agreement Signature Page]

By: SMBC Nikko Capital Markets Limited

By:	/s/Steve Apted
Name: Steve Apted
Title: Authorised Signatory

[Omnicom Underwriting Agreement Signature Page]

By: Société Générale

By:	/s/Jonathan Weinberger
Name: Jonathan Weinberger
Title: Managing Director

[Omnicom Underwriting Agreement Signature Page]

By: Standard Chartered Bank

By:	/s/Salman Ansari
Name: Salman Ansari
Title: Managing Director
Head of Capital Markets West

[Omnicom Underwriting Agreement Signature Page]

By: The Governor and Company of the Bank of Ireland

By:	/s/Keith Hughes
Name: Keith Hughes
Title: Director, Corporate Banking

By:	/s/Cora Phelan
Name: Cora Phelan
Title: Senior Manager, Corporate Banking

[Omnicom Underwriting Agreement Signature Page]

By: UniCredit Bank AG

By:	/s/Michael Furmans
Name: Michael Furmans
Title: Head of Debt Capital Markets Legal

By:	/s/Adrian Schäfer
Name: Adrian Schäfer
Title: Director

[Omnicom Underwriting Agreement Signature Page]

By: Nordea Bank Abp

By:	/s/Peter Brink Jensen
Name: Peter Brink Jensen
Title: Director

By:	/s/Rasmus Nissen Hald
Name: Rasmus Nissen Hald
Title: Director

[Omnicom Underwriting Agreement Signature Page]

SCHEDULE I

Underwriting Agreement dated June 24, 2019

Registration Statement No. 333-231652

Representatives:	Barclays Bank PLC BNP Paribas Deutsche Bank AG, London Branch J.P. Morgan Securities plc

Title, Principal Amount, Purchase Price and Description of 2027 Notes:

Title: 0.800% Senior Notes due 2027

Principal amount: €500,000,000

Purchase price (include accrued interest or amortization, if any): 99.388% per Senior Note

Sinking fund provisions: None

Redemption provisions: Make-Whole Spread: +20 basis points

Title, Principal Amount, Purchase Price and Description of 2031 Notes:

Title: 1.400% Senior Notes due 2031

Principal amount: €500,000,000

Purchase price (include accrued interest or amortization, if any): 99.121% per Senior Note

Sinking fund provisions: None

Redemption provisions: Make-Whole Spread: +30 basis points

Closing Date, Time and Location: July 8, 2019 at 10:00 a.m. London time at Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 or 9 Appold Street, London EC2A 2AP, United Kingdom

Type of Offering: Non-delayed

Date referred to in Section 5(i) after which OGI may offer or sell debt securities issued or guaranteed by OGI without the consent of the Representatives: June 25, 2019

Schedule I-1

SCHEDULE II

Underwriters	Principal Amount of 2027 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased

Deutsche Bank AG, London Branch	€76,925,000	€76,925,000
J.P. Morgan Securities plc	€76,925,000	€76,925,000
Barclays Bank PLC	€61,540,000	€61,540,000
BNP Paribas	€61,540,000	€61,540,000
Citigroup Global Markets Limited	€25,000,000	€25,000,000
Wells Fargo Securities International Limited	€25,000,000	€25,000,000
Banca IMI S.p.A..	€13,845,000	€13,845,000
Banco Bilbao Vizcaya Argentaria, S.A.	€13,845,000	€13,845,000
Danske Bank A/S	€13,845,000	€13,845,000
HSBC Bank plc	€13,845,000	€13,845,000
ING Bank N.V., Belgian Branch.	€13,845,000	€13,845,000
Merrill Lynch International	€13,845,000	€13,845,000
Mizuho International plc	€13,845,000	€13,845,000
MUFG Securities EMEA plc	€13,845,000	€13,845,000
SMBC Nikko Capital Markets Limited	€13,845,000	€13,845,000
Société Générale	€13,845,000	€13,845,000
Lloyds Securities Inc.	€6,924,000	€6,924,000
Nordea Bank Abp	€6,924,000	€6,924,000
Standard Chartered Bank	€6,924,000	€6,924,000
The Governor and Company of the Bank of Ireland	€6,924,000	€6,924,000
UniCredit Bank AG	€6,924,000	€6,924,000
TOTAL	€500,000,000	€500,000,000

Schedule II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package:

Final Pricing Term Sheet dated June 24, 2019, for €500,000,000 aggregate principal amount of 0.800% Senior Notes due 2027 and €500,000,000 aggregate principal amount of 1.400% Senior Notes due 2031, filed on June 24, 2019 with the Commission by the Companies pursuant to Rule 433 under the Securities Act.

Schedule III-1

SCHEDULE IV

FORM OF PRICING TERM SHEET

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-231652
June 24, 2019

Omnicom Finance Holdings plc

€500,000,000 0.800% Senior Notes due 2027

€500,000,000 1.400% Senior Notes due 2031

Pricing Term Sheet

€500,000,000 0.800% Senior Notes due 2027:

Issuer:	Omnicom Finance Holdings plc
Guarantors:	Omnicom Group Inc. Omnicom Capital Inc.
Ratings*:	[Omitted]
Title of Securities:	0.800% Senior Notes due 2027
Principal Amount:	€500,000,000
Coupon:	0.800% per annum
Day Count:	ACTUAL/ACTUAL (ICMA)
Interest Payment Dates:	Annually on each July 8
Initial Interest Payment Date:	July 8, 2020
Maturity Date:	July 8, 2027
Benchmark Bund:	DBR 0.25% due February 15, 2027
Re-offer Spread vs. Bunds:	+130.3 basis points
Reference EUR Mid-Swap Rate:	0.041%
Re-offer Spread to EUR Mid-Swap Rate:	+78 basis points
Yield to Maturity:	0.821%
Price to Public (Issue Price):	99.838%
All-In Price (after deducting underwriting commissions):	99.388%

Schedule IV-1

Optional Redemption:	Prior to April 8, 2027, (three months prior to the maturity date), the notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the notes plus a make-whole premium (calculated at a rate equal to the sum of the present values of the Remaining Scheduled Payments discounted at the applicable Comparable Government Bond Rate plus 20 basis points), together with accrued and unpaid interest thereon to the redemption date. On or after April 8, 2027, the notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest thereon to the redemption date.
Trade Date:	June 24, 2019
Settlement Date (T+10 (London business days))**:	July 8, 2019
Minimum Denomination:	€100,000 x €1,000
Settlement and Trading:	Through the facilities of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg
Expected Listing:	New York Stock Exchange
CUSIP:	68217V AA5
Use of Proceeds:	We intend to use a portion of the net proceeds from the sale of the notes offered hereby to retire our $500 million aggregate principal amount of outstanding 6.25% Senior Notes due 2019 at maturity on July 15, 2019. We intend to use the remaining net proceeds for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, repayment of commercial paper and short-term debt, refinancing of other debt, repurchases of our common stock or other capital transactions. Pending the application of the net proceeds, we may invest such net proceeds in short-term investment grade obligations.
ISIN:	XS2019814503
Common Code:	201981450
Joint Global Coordinators and Joint Book-Running Managers:	Deutsche Bank AG, London Branch J.P. Morgan Securities plc
Joint Book-Running Managers:	Barclays Bank PLC BNP Paribas Citigroup Global Markets Limited Wells Fargo Securities International Limited

Schedule IV-2

Co-Managers:

Banca IMI S.p.A.

Banco Bilbao Vizcaya Argentaria, S.A.

Danske Bank A/S

HSBC Bank plc

ING Bank N.V., Belgian Branch

Lloyds Securities Inc.

Merrill Lynch International

Mizuho International plc

MUFG Securities EMEA plc

Nordea Bank Abp

SMBC Nikko Capital Markets Limited

Société Générale

Standard Chartered Bank

The Governor and Company of the Bank of Ireland

UniCredit Bank AG

€500,000,000 1.400% Senior Notes due 2031:

Issuer:	Omnicom Finance Holdings plc
Guarantors:	Omnicom Group Inc. Omnicom Capital Inc.
Ratings*:	[Omitted]
Title of Securities:	1.400% Senior Notes due 2031
Principal Amount:	€500,000,000
Coupon:	1.400% per annum
Day Count:	ACTUAL/ACTUAL (ICMA)
Interest Payment Dates:	Annually on each July 8
Initial Interest Payment Date:	July 8, 2020
Maturity Date:	July 8, 2031
Benchmark Bund:	DBR 0.25% due February 15, 2029
Re-offer Spread vs. Bunds:	+173.9 basis points
Reference EUR Mid-Swap Rate:	0.350%
Re-offer Spread to EUR Mid-Swap Rate:	+108 basis points
Yield to Maturity:	1.430%
Price to Public (Issue Price):	99.671%
All-In Price (after deducting underwriting commissions):	99.121%

Schedule IV-3

Optional Redemption:	Prior to April 8, 2031, (three months prior to the maturity date), the notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the notes plus a make-whole premium (calculated at a rate equal to the sum of the present values of the Remaining Scheduled Payments discounted at the applicable Comparable Government Bond Rate plus 30 basis points), together with accrued and unpaid interest thereon to the redemption date. On or after April 8, 2031, the notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest thereon to the redemption date.
Trade Date:	June 24, 2019
Settlement Date (T+10 (London business days))**:	July 8, 2019
Minimum Denomination:	€100,000 x €1,000
Settlement and Trading:	Through the facilities of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg
Expected Listing:	New York Stock Exchange
CUSIP:	68217V AB3
Use of Proceeds:	We intend to use a portion of the net proceeds from the sale of the notes offered hereby to retire our $500 million aggregate principal amount of outstanding 6.25% Senior Notes due 2019 at maturity on July 15, 2019. We intend to use the remaining net proceeds for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, repayment of commercial paper and short-term debt, refinancing of other debt, repurchases of our common stock or other capital transactions. Pending the application of the net proceeds, we may invest such net proceeds in short-term investment grade obligations.
ISIN:	XS2019815062
Common Code:	201981506
Joint Global Coordinators and Joint Book-Running Managers:	Deutsche Bank AG, London Branch J.P. Morgan Securities plc
Joint Book-Running Managers:	Barclays Bank PLC BNP Paribas Citigroup Global Markets Limited Wells Fargo Securities International Limited

Schedule IV-4

Co-Managers:

Banca IMI S.p.A.

Banco Bilbao Vizcaya Argentaria, S.A.

Danske Bank A/S

HSBC Bank plc

ING Bank N.V., Belgian Branch

Lloyds Securities Inc.

Merrill Lynch International

Mizuho International plc

MUFG Securities EMEA plc

Nordea Bank Abp

SMBC Nikko Capital Markets Limited

Société Générale

Standard Chartered Bank

The Governor and Company of the Bank of Ireland

UniCredit Bank AG

*An explanation of the significance of ratings may be obtained from the ratings agencies. Generally, ratings agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to review, revision, supervision, reduction or withdrawal at any time by Moody’s or Standard & Poor’s. Each of the security ratings above should be evaluated independently of any other security rating.

**Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days (as such term is used for purposes of Rule 15c6-1 of the Exchange Act) unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof or the next succeeding seven London business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to make such trades should consult their own advisors.

MiFID II Directive 2014/65/EU (as amended, “MiFID II”) professionals/ECPs-only / No PRIIPs KID — Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the notes are not available to retail investors in the EEA.

The notes offered are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2016/97/EU, as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No. 1286/2014, as amended (“PRIIPs

Schedule IV-5

Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. The notes are only being offered pursuant to an exemption under Directive 2003/71/EC.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). The prospectus supplement and the accompanying prospectus and this document are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer or the guarantors have filed with the SEC for more complete information about the issuer, the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the guarantors, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Bank PLC toll-free at 1-888-603-5847, BNP Paribas toll-free at 1-800-854-5674, Deutsche Bank AG, London Branch toll-free at +1-800-503-4611 or J.P. Morgan Securities plc collect at +44-20-7134-2468.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Schedule IV-6

SCHEDULE V

1.	Electronic road show of the Companies dated June 2019.
2.	Electronic road show of the Companies relating to the offering of the Securities dated June 24, 2019

Schedule V-1

EXHIBIT A

OPINION OF COUNSEL FOR OGI

Opinion of counsel for OGI to be delivered pursuant to Section 6(b) of the Underwriting Agreement.

1.	OGI is a corporation existing and in good standing under the laws of the State of New York. OGI has the corporate power and authority to conduct its business and to own or lease its properties as described in the Time of Sale Information (as defined below) and the Final Prospectus (as defined below).
2.	The Underwriting Agreement has been authorized by all necessary corporate action of, and executed and delivered by, OGI. The Underwriting Agreement has been executed and delivered by the Issuer and OCI to the extent such execution and delivery is governed by New York law.
3.	The Base Indenture and the First Supplemental Indenture have each been authorized by all necessary corporate action of, and executed and delivered by, OGI. The Base Indenture and the First Supplemental Indenture have each been executed and delivered by the Issuer and OCI to the extent such execution and delivery is governed by New York law. Each of the Base Indenture and the First Supplemental Indenture constitutes a valid and binding obligation of the Issuer and each of the Guarantors, enforceable against the Issuer and each of the Guarantors in accordance with its terms.
4.	The Notes have been executed and delivered by the Issuer to the extent such execution and delivery is governed by New York law. When the Notes are authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.
5.	The guarantee of the Notes by OGI has been authorized by all necessary corporate action of OGI. When the Notes are authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the guarantee of the Notes (each, a "Guarantee," and, collectively, the "Guarantees") by each Guarantor will constitute a valid and binding obligation of each of the Guarantors, enforceable against such Guarantor in accordance with the terms of the Indenture.
6.	No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of the Underwriting Agreement and the Indenture by the Issuer and the Guarantors, or in connection with the issuance or sale of the Notes by the Issuer or the Guarantees by the Guarantors to the Underwriters, except (i) such as may be required under state securities or "blue sky" laws or (ii) such as have been obtained or

Exhibit A-1

made under (A) the Securities Act of 1933 (the "Securities Act") and the rules and regulations thereunder, (B) the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder or (C) the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations thereunder.

7.	The (i) execution, delivery and performance of (A) the Indenture by the Issuer and the Guarantors and (B) the Underwriting Agreement by the Issuer and the Guarantors, (ii) issuance and sale of the Notes by the Issuer, (iii) issuance of the Guarantees by the Guarantors and (iv) performance by the Issuer and the Guarantors of their respective obligations under the above-referenced documents and securities will not violate any law or regulation known to us to be generally applicable to transactions of this type (other than federal and state securities or "blue sky" laws, as to which we express no opinion in this paragraph 7), and will not violate or result in a default under any of the terms and provisions of the charter or bylaws of OGI or any agreement to which the Issuer or any Guarantor is a party or bound (this opinion being limited (x) to those agreements identified on Exhibit A attached hereto and (y) in that we express no opinion with respect to any violation or default (1) not readily ascertainable from the face of any such order, decree or agreement, (2) arising under or based on any cross-default provision insofar as it relates to a violation of or default under an agreement not identified on Exhibit A attached hereto or (3) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).
8.	None of the Issuer or the Guarantors is required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.
9.	The statements contained in the Time of Sale Information and the Final Prospectus under the captions “Description of Notes” and “Descriptions of International Debt Securities,” insofar as such statements purport to summarize provisions of the Indenture and the Securities, present fair summaries thereof in all material respects.
10.	The statements contained in the Time of Sale Information and the Final Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize provisions of U.S. federal income tax law referred to therein, present fair summaries of such provisions in all material respects.
11.	Under the laws of the State of New York relating to personal jurisdiction, (a) pursuant to Section 16(b) of the Underwriting Agreement, (b) pursuant to Section 10.17 of the Base Indenture, (c) pursuant to Section [ ] of the First Supplemental Indenture and (d) pursuant to the [ ] paragraph of the global note representing the Notes, the Issuer has validly submitted to the non-exclusive personal jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or based upon the Underwriting Agreement, the Indenture, the Notes or the transactions contemplated therein.

Exhibit A-2

EXHIBIT B

OPINION OF GENERAL COUNSEL OF OGI

Opinion of general counsel for OGI to be delivered pursuant to Section 6(c) of the Underwriting Agreement.

1.	OGI is a corporation duly incorporated under the laws of the State of New York.
2.	To the general counsel’s knowledge, the (i) execution, delivery and performance of (A) the Indenture by the Issuer and the Guarantors and (B) the Underwriting Agreement by the Issuer and the Guarantors, (ii) issuance and sale of the Notes by the Issuer, (iii) issuance of the Guarantees by the Guarantors and (iv) compliance with the terms and provisions thereof by the Issuer and the Guarantors, as applicable, will not violate any order or decree of any court, arbitrator or governmental agency that is binding upon the Issuer or the Guarantors or their respective properties.
3.	To the general counsel’s knowledge, (i) there are no material franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Final Prospectus (other than the Transaction Documents, as to which the general counsel expresses no opinion in this Paragraph 3), in order to make the information therein correct in all material respects and not materially misleading, that are not described or referred to in the Registration Statement or the Final Prospectus, other than those described or referred to therein or incorporated by reference thereto, and the description thereof or references thereto are correct in all material respects; and (ii) there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which OGI or any of its subsidiaries is a party, or to which the property of OGI or any of its subsidiaries is subject, before or brought by any court or governmental agency or body which could reasonably be expected to result in a Material Adverse Effect or to materially and adversely affect the consummation by OGI of the transactions contemplated in the Underwriting Agreement or the performance by OGI of its obligations thereunder which is not adequately disclosed in the Registration Statement or the Final Prospectus.
4.	Except as otherwise disclosed in the Preliminary Prospectus and the Final Prospectus, to the general counsel’s knowledge, there are no contracts, agreements or understandings between OGI and any person granting such person the right to require OGI to file a registration statement under the Securities Act to include such securities with the Notes registered pursuant thereto.

Exhibit B-1

EXHIBIT C

OPINION OF COUNSEL FOR OMNICOM CAPITAL INC.

Opinion of special local counsel for Omnicom Capital Inc. to be delivered pursuant to Section 6(d) of the Underwriting Agreement.

1.       OCI is a corporation duly incorporated, existing and in good standing under the laws of the State of Connecticut with the corporate power and authority to conduct its business and to own or lease its property as described in the Final Prospectus.

2.       The Underwriting Agreement has been authorized by all necessary corporate action of, and executed and delivered to the Representatives by OCI.

3.       The Base Indenture has been authorized by all necessary corporate action of, and executed and delivered to the Trustee by OCI.

4.       The Supplemental Indenture has been authorized by all necessary corporate action of, and executed and delivered to the Trustee by OCI.

5.       The OCI Guarantee has been authorized by all necessary corporate action of OCI.

6.       The (i) execution, delivery and performance of (A) the Base Indenture by OCI, (B) the Supplemental Indenture by OCI and (C) the Underwriting Agreement by OCI, (ii) issuance and performance of the OCI Guarantee by OCI and (iii) compliance with the terms and provisions thereof by OCI will not violate or result in a default under any of the terms and provisions of the certificate of incorporation or bylaws of OCI.

Exhibit C-1

EXHIBIT D

OPINION OF LOCAL COUNSEL FOR THE ISSUER

Opinion of local counsel for the Issuer to be delivered pursuant to Section 6(a) of the Underwriting Agreement.

(a)       the Issuer has been incorporated and registered with limited liability in England and Wales, is validly existing and:

(i)       the Company Search revealed no order or resolution for the winding up of the Issuer and no notice of appointment in respect of the Issuer of a liquidator, receiver, administrative receiver or administrator; and

(ii)       the Enquiry indicated that no petition for the winding up of the Issuer had been presented;

(b)       the Issuer has the requisite corporate capacity to enter into and deliver the Agreements and to perform its obligations thereunder;

(c)       all necessary corporate action has been taken by the Issuer to authorise the execution and delivery of, and the performance of its obligations under, the Agreements;

(d)       the Issuer has duly executed and delivered the Agreements;

(e)       it is not necessary under the laws of England and Wales in order to enable the holders of the Notes to enforce their rights against the Issuer under the Agreements that the holders of the Notes should be licensed, qualified or otherwise entitled to carry on business in England;

(f)       the execution and delivery by the Issuer of the Agreements and the issue by it of the Notes and the performance by the Issuer of its obligations thereunder do not violate the Constitutional Documents of the Issuer or any provision of any law or regulation of England and Wales of general application presently in effect applicable to the Issuer;

(g)       the English courts will enforce by separate action a final and conclusive judgment (which does not re-open an earlier judgment from the same jurisdiction) for a definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) entered against the Issuer in connection with the enforcement of the Agreements in civil proceedings in a court of competent jurisdiction in the State of New York, provided that the judgment satisfies the conditions set out in paragraph [ ] below;

(h)       no consents, licences, approvals or authorisations of governmental, judicial, regulatory or public bodies or authorities in England are required by law by the Issuer in connection with the Issuer’s execution and delivery of, and the performance of its obligations under, the Agreements or the validity or enforceability of the Agreements;

Exhibit D-1

(i)       no filing or registration of the Agreements is necessary under English law in order to ensure the legality, validity, enforceability or admissibility in evidence in the English courts of the Agreements;

(j)       the obligations of the Issuer under the Agreements will rank at least pari passu with all of its other unsecured and unsubordinated indebtedness and all other unsecured obligations, save for those other unsecured obligations which are preferred solely by any laws of general application;

(k)       the English courts will recognise the choice of law of the State of New York as the governing law of the Agreements, subject to the provisions of the EC Regulation No. 593/2008 on the law applicable to contractual obligations (Rome I);

(l)       the English courts will recognise the choice of law of the State of New York as the governing law of any non-contractual obligations arising out of or in connection with each of the Agreements, subject to and in accordance with Regulation (EC) No 864/2007 of 11 July 2007 (“Rome II”), provided that the relevant non-contractual obligation is within the scope of, and the choice is permitted by, Rome II;

(m)       the submission by the Issuer in the Agreements to the jurisdiction of the New York Courts to settle any disputes arising out of the Agreements will be recognised by the English courts as a valid submission;

(n)       the statements in the Prospectus under the caption “Certain United Kingdom Tax Considerations” are a fair summary of the matters set out therein insofar as those statements constitute summaries of English law or U.K. statutes, certain tax laws of the United Kingdom or HM Revenue and Customs practice;

(o)       no UK stamp duty or stamp duty reserve tax is payable in respect of the execution or delivery of the Agreements or will be payable on the issue or transfer of any Note; and

(p)       provided such consent to service of process and delivery of notice of service are valid and effective under the laws of the United States and the State of New York, the consent to service of process and appointment of OGI as agent for delivery of service of process for the Issuer are valid under the laws of England and Wales and delivery of notice of service to such agent will constitute valid personal service on the Issuer.

Exhibit D-2